Exhibit 23.1

Consent of Independent Auditors

Model N, Inc.

Redwood City, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-187388, 333-192758, 333-200358, 333-208158 and 333-214705) of Model N, Inc. of our report dated March 17, 2017, relating to the consolidated financial statements of Sapphire Stripe Holdings, Inc. and Subsidiaries as of December 31, 2015 and 2014 and for the years then ended, which appear in this Form 8-K/A.

/s/ BDO USA, LLP

Woodbridge, New Jersey

March 17, 2017